Exhibit 5.1

Calfee, Halter & Griswold LLP Attorneys at Law The Calfee Building 1405 East Sixth Street Cleveland, Ohio 44114-1607 216.622.8200 Phone

September 28, 2023

The J. M. Smucker Company

One Strawberry Lane

Orrville, Ohio 44667-0280

We have acted as counsel for The J. M. Smucker Company (the “Company”) in the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the shelf registration for possible offer and sale from time to time of an indeterminate amount of the following securities (collectively, the “Securities”) of the Company:

(i) debt securities of the Company (the “Debt Securities”);

(ii) common shares, without par value, of the Company (the “Common Shares”);

(iii) serial preferred shares, without par value, of the Company (the “Preferred Shares”); and

(iv) warrants to purchase Debt Securities, Common Shares or Preferred Shares (collectively, the “Warrants”).

The Securities may be offered separately or as part of units with other Securities (“Units”), in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Debt Securities are to be issued under the indenture, dated as of March 20, 2015 (the “Base Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Warrants are to be issued under one or more warrant agreements (the “Warrant Agreements”), to be entered into by the Company and one or more warrant agents to be named by the Company. The Units are to be issued under one or more unit agreements (the “Unit Agreements”), to be entered into by the Company and each other party thereto.

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The J. M. Smucker Company

September 28, 2023

We have examined or are otherwise familiar with the Articles of Incorporation, as amended, of the Company, the Regulations, as amended, of the Company, the Registration Statement, the Base Indenture, such records of the corporate action taken and to be taken in connection with the issuance of the Securities as have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

(i) the Common Shares, when issued and sold either (A) as contemplated in the Registration Statement and in accordance with the applicable purchase, underwriting or similar agreement, or (B) upon conversion or exercise of any Security, in accordance with the terms of such Security and for any additional consideration specified therein, will be validly issued by the Company and will be fully paid and non-assessable;

(ii) the Preferred Shares, when (A) the amendment to the Articles of Incorporation relating to such Preferred Shares has been duly executed and filed with the Office of the Secretary of State of the State of Ohio, and (B) issued and sold (x) as contemplated in the Registration Statement and in accordance with the applicable purchase, underwriting or similar agreement, or (y) upon conversion or exercise of any Security, in accordance with the terms of such Security and for any additional consideration specified therein, will be validly issued by the Company and will be fully paid and non-assessable;

(iii) the Debt Securities, when (A) the terms and conditions of such Debt Securities have been duly established by supplemental indenture in accordance with the terms and conditions of the Base Indenture, (B) any such supplemental indenture has been duly executed and delivered by the Company and the Trustee (together with the Base Indenture, the “Indenture”), and (C) executed, delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold as contemplated in the Registration Statement and the applicable purchase, underwriting or similar agreement, will be legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms;

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The J. M. Smucker Company

September 28, 2023

(iv) the Warrants, when executed, delivered and sold as contemplated in the Registration Statement and in accordance with the applicable Warrant Agreement and the applicable purchase, underwriting or similar agreement, will be legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms; and

(v) the Units, when executed, delivered and sold as contemplated in the Registration Statement and in accordance with the applicable Unit Agreement and the applicable purchase, underwriting or similar agreement, will be legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

The foregoing opinions assume that, at the time any Securities are sold pursuant to the Registration Statement, (i) the Registration Statement will be effective under the Securities Act and will comply with all applicable laws; (ii) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and established by proper actions of the Board of Directors of the Company or a duly authorized committee thereof, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company; (iii) one or more Prospectuses will be prepared and filed with the Commission describing the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and delivered against payment of valid consideration therefor and in accordance with the terms of the applicable resolutions of the Board of Directors of the Company or a duly authorized committee thereof, authorizing such sale and any applicable purchase, underwriting or similar agreement and in the manner contemplated in such applicable purchase, underwriting or similar agreement, the Registration Statement and the applicable Prospectuses; (v) the Indenture applicable to any issuance of Debt Securities will have been duly authorized, executed and delivered by the Company and the Trustee, and will contain such terms as will have been authorized by the Board of Directors of the Company or a duly authorized committee thereof in respect of the Debt Securities; (vi) the Indenture applicable to any issuance of Debt Securities is duly qualified under the Trust Indenture Act and will continue to be so qualified, and the Trustee will be duly eligible to serve as trustee; (vii) any Debt Securities will be duly authenticated by the Trustee; (viii) any Warrant Agreement and Unit Agreement will have been duly authorized, executed and delivered by all parties thereto other than the Company; (ix) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (x) with respect to Common Shares or Preferred Shares offered and Common Shares or Preferred Shares issuable upon conversion of any Security, there will be sufficient Common Shares or Preferred Shares authorized under the Articles of Incorporation of the Company, as restated and/or amended, and not otherwise reserved for issuance; and (xi) the Company will be validly existing as a corporation and in good standing under the laws of the State of Ohio.

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The J. M. Smucker Company

September 28, 2023

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) will not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

The opinions expressed herein with respect to the Indenture, the Debt Securities, the Warrants, the Warrant Agreements and the Units are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

The opinions expressed herein are limited solely to the Federal Law of the United States of America, the laws of the State of Ohio and, solely with respect to the opinion expressed in numbered paragraph (iii) above with respect to Debt Securities, the laws of the State of New York. We express no opinion as to the effect or applicability of the laws of any other jurisdiction. In addition, in rendering the opinion set forth in numbered paragraph (iii), we express no opinion as to (i) the right to collect any payment to the extent that such payment constitutes a penalty, premium, forfeiture or late payment charge, (ii) whether the exercise of a remedy limits or precludes the exercise of another remedy, (iii) the right to intervene in any legal proceeding pursuant to the Indenture, (iv) the extent that any delay contemplated by the Indenture exceeds the applicable statute of limitations, or (iv) any purported right of indemnification or exculpation with respect to illegal acts, intentional torts, willful conduct, or violations of securities laws.

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The J. M. Smucker Company

September 28, 2023

We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption “Legal Matters.” Such consent, however, is not an admission that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Calfee, Halter & Griswold LLP

CALFEE, HALTER & GRISWOLD LLP

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